Exhibit 99.1

Lifeward Ltd. Reports Third Quarter 2025 Financial Results

Record quarter of ReWalk systems placed for Medicare beneficiaries since fee schedule established

Ongoing efficiency initiatives drive 16% year-over-year decrease in quarterly cash burn and 27% decrease in quarterly Non-GAAP operating loss

Entered into $3.0 million loan agreement with Oramed Ltd. providing additional capital support

MARLBOROUGH, MA, and YOKNEAM ILLIT, Israel, November 14, 2025 - Lifeward Ltd., (Nasdaq: LFWD) (“Lifeward” or the “Company”), a global leader in innovative medical technology to transform the lives of people with physical limitations or disabilities, today announced its financial results for the three months and nine months ended September 30, 2025.

Recent Corporate Highlights

•	Record ReWalk: Q3 marked Lifeward’s second consecutive record quarter for Medicare beneficiary placements - the highest since Medicare formalized its fee schedule in April 2024.

•
Operational Efficiency: Improved quarterly cash burn to $3.8 million, down from $4.5 million in Q3 2024, reflecting cost-structure optimization, facility consolidation, and improved reimbursement efficiency.

•	Strategic Funding: Secured $3.0 million loan from Oramed Ltd. to support ongoing operations and strategic initiatives.

•	Medicare Advantage Expansions: Received the first commercial revenue under a Medicare Advantage plan coverage for a ReWalk 7 Personal Exoskeleton.

•	CE Mark Approval: Received CE mark for the ReWalk 7 Personal Exoskeleton, enabling commercial sales in Europe, which currently represents approximately 40% of the Company’s exoskeleton sales.

“During the third quarter of 2025, Lifeward continued to make steady progress across commercial execution, operations, and patient access,” said Mark Grant, President and Chief Executive Officer. “Since joining the company, I’ve taken a careful look at our business and implemented a focused plan to simplify how we operate, sharpen our commercial priorities, and strengthen the processes that matter most to patients, payors and providers. The gains we saw this quarter - record Medicare placements, and meaningful improvements in operating efficiency - are early signs that this work is starting to take hold. These results reflect the commitment of our teams and the growing alignment across the organization. We recognize there is more to do to complete our transformation over the coming quarters, and the momentum we are seeing gives us confidence. With CE mark approval, broader Medicare access, and a more disciplined commercial model, Lifeward is becoming a more focused, more efficient, and more patient-centered company - positioned to serve more people and create durable long-term value.”

Third Quarter 2025 Financial Results

Revenue was $6.2 million in the third quarter of 2025, compared to $6.1 million in the third quarter of 2024, an increase of $0.1 million, or approximately 1%. Compared to the second quarter of 2025, when revenue was $5.7 million, this represents an additional increase of approximately 8%. Revenue from the sale of traditional products and services, including the ReWalk Personal exoskeletons and the MyoCycle FES bike, was $3.1 million, up $0.6 million, or 24% compared to the prior-year quarter. This increase is attributable to Medicare related sales that grew year over year. Revenue from the sale of AlterG products and services was $3.1 million, compared to $3.6 million in the third quarter of 2024, a decrease of $0.5 million, or approximately 15%. This decrease primarily driven by timing factors and quarterly revenue mix sales. Gross margin was 43.7% during the third quarter of 2025, compared to 36.2% in the third quarter of 2024. On a non-GAAP basis, which excludes the amortization of purchase price allocation adjustments and stock-based compensation expense as detailed in the attached non-GAAP reconciliation table, adjusted gross margin was 43.7% in the third quarter of 2025, compared to 42.5% in the prior-year quarter, an increase of 1.2%. The year-over-year increase is primarily driven by lower production costs following the December 2024 closure of our Fremont, California manufacturing facility.

Total operating expenses in the third quarter of 2025 were $5.9 million, compared to $5.4 million in the third quarter of 2024. The increase is primarily attributable to an earnout write-down of $2.0 million that was recognized in the prior-year quarter. On a non-GAAP basis, which excludes the items listed in the attached non-GAAP reconciliation table, adjusted operating expenses were $5.7 million in the third quarter of 2025, compared to $6.7 million in the third quarter of 2024, a $1.0 million decrease. This decrease primarily reflects greater efficiency in reimbursement activities following receipt of the CMS code, improved productivity in marketing and sales operations, and lower R&D spending after the completion of major development programs. We expect this positive trend to continue in the fourth quarter of 2025 as these efficiency measures remain in place.

Operating loss in the third quarter of 2025 was $3.1 million, compared to $3.2 million in the third quarter of 2024. On a non-GAAP basis, which excludes the items in the attached non-GAAP reconciliation table, adjusted operating loss was $3.0 million in the third quarter of 2025, compared to a loss of $4.1 million in the third quarter of 2024.

Net loss was $3.2 million, or $0.20 per share, for the third quarter of 2025, compared to a net loss of $3.1 million, or $0.35 per share, in the third quarter of 2024. On a non-GAAP basis, which excludes the items in the attached non-GAAP reconciliation table, adjusted net loss was $3.0 million, or $0.19 per share, in the third quarter of 2025, compared to $4.0 million, or $0.45 per share, during the third quarter of 2024.

Liquidity

As of September 30, 2025, Lifeward had $2.0 million in unrestricted cash and cash equivalents on its balance sheet with no debt. During the third quarter of 2025, cash used in operations was $3.8 million, compared to $4.5 million in the third quarter of 2024. The improvement primarily reflects operational efficiencies and the closure of the Fremont facility.

Following the end of the quarter, we entered into a $3.0 million loan agreement with Oramed Ltd., providing additional capital support to further strengthen our liquidity position.

2025 Financial Guidance

Lifeward is reaffirming its full-year 2025 guidance, including expected revenue in the range of $24 to $26 million and a projected non-GAAP net loss in the range of $12 to $14 million.

Conference Call

Lifeward management will host its conference call as follows:

Date		November 14, 2025
Time		8:30 AM EST
Telephone	U.S:	1-833-316-0561
	International:	1-412-317-0690
	Israel:	1-80-9212373
	Germany:	0800-6647650
Access code		Please reference the “Lifeward Earnings Call”
Webcast (live, listen-only and archive)		https://edge.media-server.com/mmc/p/522gfyx4

The archived webcast will be available via the following https://edge.media-server.com/mmc/p/522gfyx4 or through the “Investors” section on our website at GoLifeward.com.

About Lifeward

Lifeward designs, develops, and commercializes life-changing solutions that span the continuum of care in physical rehabilitation and recovery, delivering proven functional and health benefits in clinical settings as well as in the home and community. Our mission at Lifeward is to relentlessly drive innovation to change the lives of individuals with physical limitations or disabilities. We are committed to delivering groundbreaking solutions that empower individuals to do what they love. The Lifeward portfolio features innovative products including the ReWalk Exoskeleton, the AlterG Anti-Gravity system, the ReStore Exo-Suit, and the MyoCycle FES System.

Founded in 2001, Lifeward has operations in the United States, Israel, and Germany. For more information on the Lifeward mission and product portfolio, please visit GoLifeward.com.

Lifeward®, ReWalk®, ReStore®, and Alter G® are registered trademarks of Lifeward Ltd. and/or its affiliates.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding the Company's future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "should," "would," "seek" and similar terms or phrases. The forward-looking statements contained in this press release are based on management's current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the acceptance of the ReWalk 7 Personal Exoskeleton by healthcare professionals and patients; uncertainties associated with future clinical trials and the clinical development process, the product development process and FDA regulatory submission review and approval process; the Company's ability to have sufficient funds to meet certain future capital requirements, which could impair the Company's efforts to develop and commercialize existing and new products; the Company's ability to maintain and grow its reputation and the market acceptance of its products; the Company's ability to achieve reimbursement from third-party payors, including CMS, for its products; the Company's limited operating history and its ability to leverage its sales, marketing and training infrastructure; the Company's expectations as to its clinical research program and clinical results; the Company's expectations regarding future growth, including its ability to increase sales in its existing geographic markets and expand to new markets; the Company’s ability to continue to operate as a going concern; the Company's ability to obtain certain components of its products from third-party suppliers and its continued access to its product manufacturers; the Company’s ability to navigate any difficulties associated with moving production of its AlterG Anti-Gravity Systems to a contract manufacturer and transitioning the manufacturing of its ReWalk products to its in-house manufacturer; the Company's ability to improve its products and develop new products; the Company's compliance with medical device reporting regulations to report adverse events involving the Company's products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on the Company's ability to market and sell its products; the Company's ability to gain and maintain regulatory approvals; the Company's ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of the Company's IT systems significantly disrupting its business operations; the Company's ability to use effectively the proceeds of its offerings of securities; and other factors discussed under the heading "Risk Factors" in the Company’s annual report on Form 10-K, as amended, for the year ended December 31, 2024 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause the Company’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for the Company to predict all of them. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company believes that the use of non-GAAP accounting measures, including non-GAAP net loss, is helpful to its investors. These measures, which the Company refers to as non-GAAP financial measures, are not prepared in accordance with GAAP.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, the Company believes that providing non-GAAP financial measures that exclude non-cash share-based compensation expense and acquisition costs allows for more meaningful comparisons between operating results from period to period. Each of the Company’s non-GAAP financial measures is an important tool for financial and operational decision-making and for the Company’s evaluation of its operating results over different periods of time. The non-GAAP financial data are not measures of the Company’s financial performance under U.S. GAAP and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Lifeward’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. Further, share-based compensation expense has been, and will continue for the foreseeable future, to be a significant recurring expense in the Company’s business and an important part of the compensation provided to its employees.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Lifeward urges investors to review the reconciliation of the Company’s non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the Company’s business.

Lifeward does not provide GAAP reconciliation of its non-GAAP financial guidance because the Company is unable to predict with reasonable certainty and without unreasonable effort items that would be included in such a reconciliation, including, but not limited to, stock-based compensation expense, acquisition-related expense, and earnout expense. The timing and amounts of these items are uncertain and could be material to Lifeward’s results computed in accordance with GAAP.

Lifeward Media Relations:
Almog Adar
Chief Financial Officer
Lifeward Ltd.
E: media@golifeward.com

Lifeward Investor Contact:
Almog Adar
Chief Financial Officer
Lifeward Ltd.
E: ir@golifeward.com

Lifeward Ltd. And subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Revenue	$6,195	$6,128	$16,953	$18,118
Cost of revenues	3,488	3,908	9,613	11,746
Gross profit	2,707	2,220	7,340	6,372
Operating expenses:
Research and development, net	721	998	2,406	3,494
Sales and marketing	3,168	4,156	10,790	13,573
General and administrative	1,958	240	5,917	3,424
Impairment charges	-	-	2,783	-
Total operating expenses	5,847	5,394	21,896	20,491
Operating loss	(3,140)	(3,174)	(14,556)	(14,119)
Financial income (expenses), net	(23)	119	8	495
Loss before income taxes	(3,163)	(3,055)	(14,548)	(13,624)
Taxes on income	7	29	18	40
Net loss	$(3,170)	$(3,084)	$(14,566)	$(13,664)
Basic net loss per ordinary share	$(0.20)	$(0.35)	$(1.16)	$(1.58)
Weighted average number of shares used in computing net loss per ordinary share basic and diluted	16,021,411	8,756,882	12,603,487	8,652,085

Lifeward Ltd. And subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	(Unaudited)	(Audited)
	September 30,	December 31,
	2025	2024

Assets
Current assets
Cash and cash equivalents	$1,956	$6,746
Restricted Cash	234	197
Trade receivables, net of credit losses of $193 and $160, respectively	6,126	6,004
Prepaid expenses and other current assets	1,919	1,624
Inventories	7,111	6,723
Total current assets	17,346	21,294
Restricted cash and other long-term assets	205	240
Operating lease right-of-use assets	221	548
Property and equipment, net	641	867
Goodwill	4,755	7,538
Total assets	$23,168	$30,487
Liabilities and equity
Current liabilities
Trade payables	5,251	5,022
Current maturities of operating leases	149	858
Other current liabilities	3,653	3,737
Earnout liability	-	608
Total current liabilities	9,053	10,225

Non-current operating leases	88	22
Other long-term liabilities	1,272	1,391
Shareholders’ equity	12,755	18,849
Total liabilities and equity	$23,168	$30,487

Lifeward Ltd. And subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended
	September 30,
	2025	2024

Net cash used in operating activities	$(13,271)	$(17,749)
Net cash used in investing activities	(5)	-
Net cash from financing activities	8,425	-
Effect of Exchange rate changes on Cash, Cash Equivalents and Restricted Cash	103	(29)
Decrease in cash, cash equivalents, and restricted cash	(4,748)	(17,778)
Cash, cash equivalents, and restricted cash at beginning of period	7,108	28,792
Cash, cash equivalents, and restricted cash at end of period	$2,360	$11,014

Lifeward Ltd. And subsidiaries
(Unaudited)
(In thousand)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Revenues based on customer’s location:
United States	4,044	3,458	10,263	11,054
Germany	1,192	1,644	3,209	3,261
Europe	627	775	2,100	2,635
Asia - Pacific	103	150	269	544
Rest of the world	229	101	1,112	624
Total Revenues	$6,195	$6,128	$16,953	$18,118

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Dollars in thousands, except per share data	2025	2024	2025	2024

GAAP net loss	$(3,170)	$(3,084)	$(14,566)	$(13,664)
Adjustments:
Amortization of intangible assets	-	842	-	2,505
M&A transaction	-	-	-	(467)
Integration/Rebranding costs	-	-	-	236
Restructuring	-	-	700	-
Remeasurement of earnout liability	-	(2,008)	(608)	(2,500)
Impairment charges	-	-	2,783	-
Stock-based compensation expenses	174	290	576	1,047

Non-GAAP net loss	$(2,996)	$(3,960)	$(11,115)	$(12,843)

Shares used in net loss per share	16,021,411	8,756,882	12,603,487	8,652,085

Non-GAAP net loss per share	$(0.19)	$(0.45)	$(0.88)	$(1.48)

	Three Months Ended				Nine Months Ended
	September 30,		September 30,		September 30,		September 30,
	2025		2024		2025		2024
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue

GAAP operating loss	$(3,140)	(50.7)%	$(3,174)	(51.8)%	$(14,556)	(85.9)%	$(14,119)	(77.9)%

Amortization of intangible assets	-	-	842	13.7%	-	-	2,505	13.8%
M&A transaction	-	-	-	-	-	-	(467)	(2.6)%
Integration/Rebranding costs	-	-	-	-	-	-	236	1.3%
Restructuring	-	-	-	-	700	4.1%	-	-
Remeasurement of earnout liability	-	-	(2,008)	(32.8)%	(608)	(3.6)%	(2,500)	(13.8)%
Impairment charges	-	-	-	-	2,783	16.4%	-	-
Stock-based compensation expenses	174	2.8%	290	4.7%	576	3.4%	1,047	5.8%

Non-GAAP operating loss	$(2,966)	(47.9)%	$(4,050)	(66.2)%	$(11,105)	(65.6)%	$(13,298)	(73.4)%

	Three Months Ended				Nine Months Ended
	September 30,		September 30,		September 30,		September 30,
	2025		2024		2025		2024
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue

GAAP gross profit	$2,707	43.7%	$2,220	36.2%	$7,340	43.3%	$6,372	35.2%
Adjustments:
Amortization of intangible assets	-	-	387	6.3%	-	-	1,153	6.4%
Stock-based compensation expenses	3	-	3	-	10	0.1%	12	0.1%

Non-GAAP gross profit	$2,710	43.7%	$2,610	42.5%	$7,350	43.4%	$7,537	41.7%

	Three Months Ended				Nine Months Ended
	September 30,		September 30,		September 30,		September 30,
	2025		2024		2025		2024
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue

GAAP research & development	$721	11.6%	$998	16.3%	$2,406	14.2%	$3,494	19.3%
Adjustments:
Stock-based compensation expenses	(32)	(0.5)%	(38)	(0.6)%	(105)	(0.6)%	(130)	(0.7)%

Non-GAAP research & development	$689	11.1%	$960	15.7%	$2,301	13.6%	$3,364	18.6%

	Three Months Ended				Nine Months Ended
	September 30,		September 30,		September 30,		September 30,
	2025		2024		2025		2024
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue

GAAP sales & marketing	$3,168	51.1%	$4,156	67.8%	$10,790	63.6%	$13,573	74.9%
Adjustments:
Amortization of intangible assets	-	-	(389)	(6.3)%	-	-	(1,154)	(6.4)%
Integration/Rebranding costs	-	-	-	-	-	-	(193)	(1.1)%
Restructuring	-	-	-	-	(277)	(1.6)%	-	-
Stock-based compensation expenses	(65)	(1.0)%	(91)	(1.5)%	(203)	(1.2)%	(309)	(1.7)%

Non-GAAP sales & marketing	$3,103	50.1%	$3,676	60.0%	$10,310	60.8%	$11,917	65.7%

	Three Months Ended				Nine Months Ended
	September 30,		September 30,		September 30,		September 30,
	2025		2024		2025		2024
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue

GAAP general & administrative	$1,958	31.6%	$240	3.9%	$5,917	34.9%	$3,424	18.9%
Adjustments:
M&A transaction	-	-	-	-	-	-	467	2.6%
Amortization of intangible assets	-	-	(66)	(1.1)%	-	-	(198)	(1.1)%
Integration/Rebranding costs	-	-	-	-	-	-	(43)	(0.2)%
Restructuring	-	-	-	-	(423)	(2.5)%	-	-
Remeasurement of earnout liability	-	-	2,008	32.8%	608	3.6%	2,500	13.8%
Impairment	-	-	-	-	(2,783)	(16.4)%	-	-
Stock-based compensation expenses	(74)	(1.2)%	(158)	(2.6)%	(258)	(1.5)%	(596)	(3.3)%

Non-GAAP general & administrative	$1,884	30.4%	$2,024	33.0%	$3,061	18.1%	$5,554	30.7%